                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          APRIA HEALTHCARE GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  [APRIA LOGO]

                           APRIA HEALTHCARE GROUP INC.
                               3560 Hyland Avenue
                          Costa Mesa, California 92626

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time....................................    8:00 A.M. on Wednesday, July 19, 2000

Place...................................    Apria Healthcare Group Inc.
                                            Building Number 3500 - Grand Canyon Room
                                            3560 Hyland Avenue
                                            Costa Mesa, California 92626

Items of Business.......................    (1)  To elect seven members of the Board of Directors, with such persons to hold  office until the 2001 Annual Meeting of
                                                 Stockholders or until their successors are elected and qualified.

                                            (2)  To transact such other business as may properly come before the
                                                 Annual Meeting and at any adjournment thereof.

Record Date.............................    You can vote if you were a stockholder of record on May 31, 2000.

annual report...........................    Our 1999 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Proxy Voting............................    Shares represented by properly executed proxies will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted
                                            FOR the election of the Directors named in the attached Proxy
                                            Statement.

LIST OF STOCKHOLDERS....................    A complete list of stockholders entitled to vote at the Annual
                                            Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 3560 Hyland Avenue, Costa Mesa, California 92626,
                                            during the ten-day period preceding the Annual Meeting.

Costa Mesa, California                                        Robert S. Holcombe
June 16, 2000                             Senior Vice President, General Counsel
                                                                   and Secretary

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SOLICITATION OF PROXIES.....................................................  1
           Solicitation by Board............................................  1
           Expense of Solicitation..........................................  1
            Your Vote is Important..........................................  1

VOTING PROCEDURE AND TABULATION.............................................  1
           Stockholders Entitled to Vote....................................  1
           Voting on Agenda Items...........................................  1
           Voting on Other Matters..........................................  1
           Tabulation of Votes..............................................  1
           Broker "Non-Votes"...............................................  2

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT.................  2
INFORMATION REGARDING THE BOARD OF DIRECTORS................................  4
           Composition of Board.............................................  4
           Directors' Fees..................................................  4
           Committees and Meetings of the Board of Directors................  4

GOVERNANCE OF THE COMPANY...................................................  5
           Our Corporate Governance Guidelines..............................  5

ELECTION OF DIRECTORS.......................................................  7
           Nominees for Election to Board...................................  7
           Vote Required for Election of Directors..........................  7
           Nominees and Directors...........................................  7

EXECUTIVE COMPENSATION AND OTHER INFORMATION................................  9
           Summary of Executive Compensation................................  9
           Summary of Option Grants......................................... 10
           Summary of Options Exercised..................................... 10
           Compensation Committee Interlocks and Insider Participation...... 11

EMPLOYMENT AND SEVERANCE AGREEMENTS......................................... 11
REPORT OF THE COMPENSATION COMMITTEE........................................ 12
           Compensation Philosophy and Program for Senior Management........ 12
           Factors Affecting the Evaluation of Executive Performance
             for 1999....................................................... 13
           Total Compensation............................................... 13
           1999 Total Compensation for the Chief Executive Officer.......... 13
           Salaries for Executive Officers.................................. 13
           1999 Executive Officer Bonuses................................... 14
           Long Term Incentive Compensation................................. 14
           Tax Treatment of Stock Options................................... 14
           Stock Option Awards to Executive Officers........................ 14

PERFORMANCE GRAPH........................................................... 15

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page
                                                                            ----
EMPLOYEE BENEFITS AND LONG-TERM COMPENSATION PLANS.......................... 16
            Incentive Compensation Plans.................................... 16
            Two-Year Incentive Plan for Executive Officers.................. 16
            401(k) Plan..................................................... 16
            1991 Nonqualified Stock Option Plan............................. 16
            Amended and Restated 1992 Stock Incentive Plan.................. 16
            Apria Healthcare Group Inc./Homedco Group, Inc. Stock
              Incentive Plan................................................ 16
            1997 Stock Incentive Plan....................................... 17
            1998 Nonqualified Stock Incentive Plan.......................... 17

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT BY CERTAIN
  COMPANY AFFILIATES........................................................ 17

INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY............... 18

ANNUAL REPORT............................................................... 18

PROPOSALS OF STOCKHOLDERS................................................... 18

OTHER MATTERS............................................................... 18

                                                     APRIA HEALTHCARE GROUP INC.
                                                              3560 Hyland Avenue
                                                    Costa Mesa, California 92626


                           P R O X Y   S T A T E M E N T

                             SOLICITATION OF PROXIES

SOLICITATION BY BOARD

         THE ACCOMPANYING PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APRIA HEALTHCARE GROUP INC. ("APRIA" OR THE "COMPANY") FOR USE AT APRIA'S 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 19, 2000, AT 8:00 A.M. LOCAL TIME, AT THE COMPANY'S COSTA MESA, CALIFORNIA HEADQUARTERS, 3560 HYLAND AVENUE (BUILDING NO. 3500 - GRAND CANYON ROOM), COSTA MESA, CALIFORNIA 92626, AND AT ANY ADJOURNMENT THEREOF.

         THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 16, 2000.

EXPENSE OF SOLICITATION

         The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

YOUR VOTE IS IMPORTANT

         NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                         VOTING PROCEDURE AND TABULATION

STOCKHOLDERS ENTITLED TO VOTE

         Holders of Apria common stock at the close of business on May 31, 2000, the record date with respect to this solicitation, are entitled to notice of and to vote at the annual meeting. Each stockholder of record is entitled to one vote per share. As of the record date 52,364,498 shares of the company's common stock were outstanding. No shares of any other class of stock were outstanding.

VOTING ON AGENDA ITEMS

         All shares represented by each properly executed unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If you sign your proxy card but do not mark contrary voting instructions thereon, the shares represented by the proxy will be voted "for" each of the nominees described herein (See "Election of Directors"). An executed proxy may be revoked at any time before its exercise by filing with Apria's Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the annual meeting and desire to vote in person.

VOTING ON OTHER MATTERS

         If any other matters are properly presented at the annual meeting, the persons named in the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this proxy statement, Apria was not aware of any other matters to be raised at the annual meeting.

TABULATION OF VOTES

         Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by Apria to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

BROKER "NON-VOTES"

         The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth information as of the May 31, 2000, record date with respect to the beneficial ownership of Apria's common stock by each person who is known by the company to beneficially own more than 5% of Apria's common stock, each Director of the company, Apria's Chief Executive Officer, the four other most highly compensated executive officers who were serving in such capacity as of December 31, 1999, and all Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

SECURITY OWNERSHIP TABLE

                                                     AMOUNT AND NATURE OF          PERCENT OF
NAME OF BENEFICIAL OWNER                             BENEFICIAL OWNERSHIP            CLASS
------------------------                             --------------------          ----------
David H. Batchelder (1)                                    11,091,900                 21.18
Ralph V. Whitworth (1)                                     11,028,566                 21.06
Joel L. Reed (1)                                           10,981,900                 20.97
Relational Investors, LLC (1)                              10,981,900                 20.97
Barclay's Global Investors, N.A. (2)                        3,129,569                  5.97
Barclays Global Fund Advisors (2)                              28,183                    *
Peter C. Cooper (3)                                         2,836,900                  5.41
Gilbert E. LeVasseur (3)                                    2,836,900                  5.41
Cooper & LeVasseur (3)                                      2,836,900                  5.41
Cooper Capital, LLC (3)                                     2,836,900                  5.41
George L. Argyros (4)                                       2,770,434                  5.29
Philip L. Carter (5)                                          587,500                  1.12
David L. Goldsmith (6)                                        361,902                    *
Lawrence M. Higby (7)                                         229,998                    *
John C. Maney (8)                                             176,750                    *
Dennis E. Walsh (9)                                           107,466                    *
Robert S. Holcombe (10)                                        65,366                    *
Richard H. Koppes (11)                                         37,000                    *
Philip R. Lochner, Jr. (11)                                    36,000                    *
Beverly Benedict Thomas (12)                                   35,000                    *
All current directors and executive officers
  as a group (17 persons) (13)                             13,235,489                 25.27

------------------

*  Less than 1%

(1) According to a Schedule 13D Amendment, dated April 19, 1999, and Form 4 filings dated May 14 and December 16, 1999, all of which have been filed with the Securities and Exchange Commission, Relational Investors, LLC ("RILLC"), its affiliated companies and Messrs. Batchelder, Whitworth and Reed, individually and as Managing Members of RILLC, have sole voting and dispositive power as to 11,138,566 shares, which amount includes 81,666 shares subject to options that are currently exercisable. 10,981,900 of the shares are held by RILLC or by limited partnerships (Relational Coast Partners, L.P., Relational Investors, L.P., Relational Fund Partners, L.P., or Relational Partners, L.P.) of which RILLC is the sole general partner. Mr. Whitworth, who is the non-employee Chairman of the company's Board of Directors, holds currently exercisable options to acquire 46,666 shares, and Mr. Batchelder, who also serves as a non-employee member of the company's Board of Directors, holds 75,000 shares in a personal account and currently exercisable options to acquire 35,000 shares. Mr. Reed's holdings are all through RILLC. The mailing address of Relational Investors, LLC and each of Messrs. Whitworth, Batchelder and Reed is 11975 El Camino Real, Suite 300, San Diego, California 92130.

(2) According to a Schedule 13G, dated February 10, 2000, filed with the Securities and Exchange Commission, Barclays Global Investors, N.A. ("BGI"), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole voting power as to 2,975,069 shares and sole dispositive power as to 3,129,569 shares. A related entity, Barclays Global Fund Advisors (BGF"), which is also a bank, has sole dispositive and voting power as to 28,183 shares. The mailing address of BGI and BGF is 45 Fremont Street, San Francisco, California 94105.

(3) According to a Schedule 13D dated March 17, 1999, filed with the Securities and Exchange Commission, Peter C. Cooper ("Cooper"), Gilbert E. LeVasseur ("LeVasseur"), Cooper & LeVasseur, LLC ("C&L") and Cooper Capital, LLC ("Cooper Capital") reported beneficial ownership of 2,836,900 shares. Cooper and LeVasseur are private investors. Cooper Capital is a limited liability company of which Cooper is the sole manager, serves as a general partner or managing member of certain private investment funds and is the general partner of a private investment fund limited partnership called Clifton Investments, L.P. ("Clifton"). C&L is a limited liability company managed by Cooper Capital and LeVasseur and is the sole general partner of two private investment fund limited partnerships called C&L Capital Partners, L.P. ("Fund I") and C&L Capital Partners II, L.P. ("Fund II"). LeVasseur also serves as the Trustee of a revocable trust ("LeVasseur Trust"). Based on the foregoing relationships, Cooper, Cooper Capital, LeVasseur and C&L report that they share dispositive and voting power with respect to 1,089,000 shares beneficially owned by Fund I and Fund II, Cooper and Cooper Capital report that they have sole dispositive and voting power with respect to 948,940 shares beneficially owned by Clifton and LeVasseur reports that he holds sole dispositive and voting power with respect to 789,950 shares owned by the LeVasseur Trust. The remaining 9,010 shares do not appear to have been accounted for specifically in the filing. Cooper, LeVasseur, Cooper Capital and C&L list their mailing address as 2010 Main Street, Suite 1220, Irvine, CA 92614.

(4) According to a Schedule 13D Amendment, dated June 25, 1998, filed with the Securities and Exchange Commission, Mr. Argyros has sole investment and dispositive power as to all 2,770,434 shares. This number includes 6,666 shares subject to options that are currently exercisable. This number includes 2,430,670 shares owned by HBI Financial, Inc., of which Mr. Argyros is the sole shareholder. This number also includes (1) 280,912 shares held in trust by two private charitable foundations of which Mr. Argyros is a vice president and director with respect to which he disclaims beneficial ownership, (2) 500 shares held in a charitable trust of which Mr. Argyros is a trustee but not a beneficiary with respect to which he disclaims beneficial ownership, (3) 31,050 shares held in a trust for the benefit of Mr. Argyros' children, for which Mr. Argyros disclaims beneficial ownership and (4) 20,636 shares held by Mr. Argyros individually. The amount listed does not include 3,450 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of certain of Mr. Argyros' adult children who do not share his household for which he disclaims beneficial ownership and 2,400 shares held in a trust of which Mr. Argyros is not a trustee for the benefit of Mr. Argyros' mother-in-law for which he disclaims beneficial ownership. Mr. Argyros resigned his position as Chairman of the Board effective as of May 27, 1998. The mailing address for Mr. Argyros is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626.

(5)   Includes 562,500 shares subject to options that are currently exercisable.

(6) Includes 300,236 held in a shared trust with Mr. Goldsmith's wife and 61,666 shares subject to options that are currently exercisable.

(7)   Includes 219,998 shares subject to options that are currently exercisable.

(8)   Includes 168,750 shares subject to options that are currently exercisable.

(9)   Includes 107,466 shares subject to options that are currently exercisable.

(10) Includes 47,666 shares subject to options that are currently exercisable. Also includes 200 shares held by Mr. Holcombe's wife.

(11)  Includes 35,000 shares subject to options that are currently exercisable.

(12)  Includes 34,000 shares subject to options that are currently exercisable.

(13) Includes shares owned by certain trusts. Also includes 1,697,604 shares subject to options that are currently exercisable.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMPOSITION OF BOARD

         Apria's Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of seven Directors who are subject to reelection on an annual basis. All seven current Directors have been nominated for reelection to a term of one year or until the election and qualification of their successors.

DIRECTORS' FEES

         All Directors of Apria are reimbursed for their out-of-pocket expenses incurred in the connection with attending Board and related committee meetings. During 1999, each non-employee Director received (i) $1,000 per Board or committee meeting attended in person ($1,500 per committee meeting for the Director who was the committee's chairman), (ii) $500 per Board meeting attended via telephone, and (iii) an annual option grant for 10,000 shares of the company's common stock (20,000 shares for the nonexecutive chairman). For 2000 the compensation for attendance at a committee meeting by the committee's chairman was increased to $2,000 and the annual option grant for each nonemployee director was increased to 15,000 shares. No decision has yet been reached with respect to the additional number, if any, of option shares to be granted to the nonexecutive chairman during 2000. The amounts of all other fees and compensation for directors are expected to remain the same.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Standing committees of Apria's Board of Directors include a Corporate Governance and Nominating Committee, an Audit Committee, a Compliance Committee and a Compensation Committee. Without giving consideration to two telephonic Board meetings which took place on November 10 and 17, 1999 from which Messrs. Whitworth, Carter and Batchelder recused themselves, all current Directors attended 90% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served during the 1999 fiscal year. The Board of Directors held seven meetings during the 1999 fiscal year.

         Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board's Guidelines on Corporate Governance and recommends to the Board proposed revisions thereto. Currently, the Corporate Governance and Nominating Committee consists of Messrs. Koppes (Chairman) and Whitworth and Ms. Thomas. The Committee is willing to consider nominees proposed by stockholders but has established no formal procedures for stockholders to follow in submitting such nominations. The Corporate Governance and Nominating Committee met on three occasions during 1999.

         Audit Committee. The Audit Committee meets periodically with Apria's independent accountants and management. The Committee also recommends to the Board of Directors the annual appointment of independent accountants with whom the Audit Committee reviews (i) the scope of audit and non-audit assignments and related fees, (ii) Apria's accounting principles and (iii) the adequacy of Apria's internal controls. Currently, the Committee consists of Messrs. Lochner (Chairman), Batchelder and Goldsmith. The Committee met on three occasions during 1999. During 1999 the Audit Committee (then called the Audit and Compliance Committee) also performed the functions now allocated to the Compliance Committee and met with the company's Corporate Compliance Committee on four occasions.

         Compliance Committee. The Compliance Committee was established as a separate entity from the Audit Committee in January 2000. The Committee, among other things, exercises oversight responsibility with respect to the company's regulatory compliance programs, monitors certain aspects of those programs and reports to the Board regarding the same. Currently, the Committee consists of Messrs. Goldsmith (Chairman) and Lochner.

         Compensation Committee. The Compensation Committee conducts an annual performance review of Apria's senior management and establishes their salaries, bonuses and stock ownership awards. Currently, the Compensation Committee consists of Messrs. Batchelder (Chairman), Whitworth and Koppes. The Committee met on four occasions during 1999.

                            GOVERNANCE OF THE COMPANY

                       OUR CORPORATE GOVERNANCE GUIDELINES

         In April 1999, Apria's Board of Directors adopted the following Corporate Governance Guidelines:

BOARD MISSION AND RESPONSIBILITIES

         Mission Statement. The company's primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing the highest ethical standards.

         Corporate Authority and Responsibility. All corporate authority resides in the Board of Directors as fiduciaries on behalf of the stockholders. The Board delegates authority to management to pursue the company's mission. Management, not the Board, is responsible for managing the company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board retains responsibility for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation, approval of the annual budget, and review of systems, procedures and controls. The Board also advises management with respect to strategic plans.

BOARD OPERATIONS

         Board Agenda. The Chairman of the Board in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account input and suggestions from members of the Board.

         Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.

         Independent Advice. The Board (or with the Board's approval, a committee) may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman of the Board.

         Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts with the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.

         Executive Meetings of Independent Directors. An executive meeting of independent Directors should be held during each Board meeting. The Chairman shall lead these sessions.

         Field Board Meetings. Board meetings should periodically include operational site visits. The Chief Executive Officer shall determine appropriate sites and scheduling of such meetings.

         Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board's performance and procedures.

         Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.

BOARD STRUCTURE

         Positions of Chairman and Chief Executive Officer. The positions of Chairman and Chief Executive Officer shall be filled by separate persons and the Chairman shall be an Independent Director.

         Board Composition. Independent Directors shall constitute a substantial majority of the Board.

         Number of Directors. The Board shall assess its size from time to time. It is the Board's philosophy that smaller Boards are most effective.

         Committees. The standing Board committees shall be the Audit and Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All standing committees shall be made up of Independent Directors. Each standing committee shall maintain a written charter approved by the Board. Committees shall receive authority exclusively through delegation from the Board. All committee actions must be ratified by the Board before becoming effective, unless taken pursuant to an express delegation of authority. A Director may attend any Board committee meeting. The Chairman shall recommend periodic rotation of Committee assignments.

         Independent Directors. "Independent Director" means a person who is independent of management and free from any relationship with the company or otherwise (including serving as consultants or service providers to the company except as approved by the Independent Directors for special projects) that, in the opinion of the Board of Directors, would interfere in the exercise of independent judgement as a Director. No officer or employee of the company or its subsidiaries shall be qualified as an Independent Director. It is also presumed that no former officer or employee of the company may qualify as an Independent Director, provided that this presumption is rebuttable upon an affirmative determination by the Board.

DIRECTORS

         Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall welcome input from all Directors and stockholders.

         Retirement. Retirement age shall be 72. Directors shall submit their resignation effective at the Annual Meeting immediately preceding their 72nd birthday.

         Changes in Professional Responsibility. The Board should consider whether a change in an individual's professional responsibilities directly or indirectly impacts that person's ability to fulfill Directorship obligations. To facilitate the Board's consideration, the Chief Executive Officer and other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.

         Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board's philosophy is that a substantial portion (up to 100%) of Director compensation shall be equity-based. The Board shall also maintain minimum stock ownership guidelines for Directors.

         Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to Chief Executive Officer's compensation. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer.

         Management Succession. The Board shall coordinate with the Chief Executive Officer to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans, which shall be approved by the Board.

         Outside Board Memberships. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO BOARD

         The nominees for election are David H. Batchelder, Philip L. Carter, David L. Goldsmith, Richard H. Koppes, Philip R. Lochner, Jr., Beverly Benedict Thomas and Ralph V. Whitworth, each of whom currently serves on the Board. If elected, they will serve for one year or until the election and qualification of successors.

         If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may further reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or further reduce the number of Directors.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

         For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned. The candidates receiving the highest number of votes will be elected.

         The accompanying proxies solicited by the Board of Directors will be voted "for" the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

NOMINEES AND DIRECTORS

         Set forth below are the names, ages and past and present positions of the persons serving as Apria's Directors who have been nominated to continue serving after the annual meeting:

                                                     BUSINESS EXPERIENCE DURING LAST                      DIRECTOR
NAME AND AGE:                                         FIVE YEARS AND DIRECTORSHIPS:                        SINCE:
---------------------------------    ----------------------------------------------------------------     --------
 David L. Goldsmith (52)             Managing Director of RS Investment Management, an investment           1987*
                                     management firm. Prior to joining RS Investment Management in
                                     February 1999, he served as Managing Director of Robertson,
                                     Stephens Investment Management, an investment management firm owned by Bank of America National Trust and Savings
                                     Association. He was affiliated with Robertson, Stephens &
                                     Company LLC and its predecessors from 1981 through 1999. Mr.
                                     Goldsmith is also a director of Balanced Care Corporation.

Richard H. Koppes (53)               Of Counsel to Jones, Day, Reavis & Pogue, a law firm, and a            1998
                                     Consulting Professor of Law and Co-Director of Education
                                     Programs at Stanford University School of Law. He served as a principal of American Partners Capital Group, a venture capital and consulting firm, from August 1996 to December 1998. From
                                     May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees' Retirement System,
                                     including General Counsel, Interim Chief Executive Officer and
                                     Deputy Executive Officer. Mr. Koppes is also a director of
                                     Mercy Healthcare, a non-profit hospital system.

                                                     BUSINESS EXPERIENCE DURING LAST                      DIRECTOR
NAME AND AGE:                                         FIVE YEARS AND DIRECTORSHIPS:                        SINCE:
---------------------------------    ----------------------------------------------------------------     --------
Philip L. Carter (52)                Chief Executive Officer and a Director of Apria since May 1998.        1998
                                     Prior to joining Apria, Mr. Carter was President and Chief
                                     Executive Officer of Mac Frugal's Bargains o Close-Outs Inc., a
                                     chain of retail discount stores, since 1995 and had held the positions of Executive Vice President and Chief Financial
                                     Officer of Mac Frugal's from 1991 through 1995.

Ralph V. Whitworth (44)              Chairman of the Board of Directors of Apria since April 28,            1998
                                     1998. Mr. Whitworth is also a principal and Managing Member of
                                     Relational Investors, LLC, a private investment company. He is also a partner in Batchelder & Partners, Inc., a financial advisory and investment-banking firm based in San Diego,
                                     California which is registered as a broker-dealer under Section
                                     15(b) of the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. From 1988
                                     until 1996, Mr. Whitworth was president of Whitworth and
                                     Associates, a corporate advisory firm. Mr. Whitworth is also a director of Sirius Radio, Inc., Tektronix, Inc., Mattel, Inc.
                                     and Waste Management, Inc.

David H. Batchelder (51)             Principal and Managing Member of Relational Investors, LLC             1998
                                     since March 1996. Since 1998 he has served as the Chairman and
                                     Chief Executive Officer of Batchelder & Partners, Inc., a
                                     financial advisory and investment banking firm based in San
                                     Diego, California, which is a registered broker-dealer under
                                     Section 15(b) of the Securities Exchange Act of 1934 and a
                                     member of the National Association of Securities Dealers, Inc..
                                     Mr. Batchelder also serves as a director of Morrison Knudsen
                                     Corporation, Nuevo Energy Company and ICN Pharmaceuticals, Inc.

Philip R. Lochner, Jr. (57)          Senior Vice President - Administration of Time Warner Inc. from        1998
                                     July 1991 to July 1998. From March 1990 to June 1991, Mr.
                                     Lochner was a Commissioner of the Securities and Exchange
                                     Commission. He is a member of the Advisory Council of Republic
                                     New York Corporation and of the Board of Directors of Clarcor,
                                     Inc. He is also a Trustee of The Canterbury School.


Beverly Benedict Thomas (57)         Principal of BBT Strategies, a consulting firm specializing in         1998
                                     public affairs and strategic planning. Previously, Ms. Thomas was a principal of UT Strategies, Inc., a public affairs firm, from 1995 to 1997 and Assistant Treasurer of the State of
                                     California from 1991 to 1995. In addition to serving as a
                                     director of Catellus Real Estate Development Corporation, a diversified real estate operating company, Ms. Thomas also serves as a Commissioner of the Los Angeles City Employees'
                                     Retirement System. From 1993 to 1995, Ms. Thomas served on the
                                     Boards of the California Public Employees' Retirement System
                                     and the California State Teachers Retirement System.


* Director of Homedco Group, Inc. ("Homedco"), from the date shown until June 28, 1995, when Homedco was merged into Abbey Healthcare Group Incorporated ("Abbey") and Abbey's name was changed to Apria Healthcare Group Inc. Director of Apria from the date of the merger until the present.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

         The following table sets forth all compensation for the 1999, 1998 and 1997 fiscal years paid to or earned by Apria's Chief Executive Officer, as well as the four other most highly compensated executive officers during the 1999 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM(1)
                                                   ANNUAL COMPENSATION           COMPENSATION
                                                 -----------------------           OPTIONS             ALL OTHER
                                                 SALARY(2)         BONUS          GRANTED(3)         COMPENSATION
NAME                                   YEAR         ($)             ($)              (#)                  ($)
----                                   ----      ---------        -------        -------------       ------------
Philip L. Carter...................    1999       613,694         480,000            75,000             3,430(5)
  Chief Executive Officer (4)          1998       330,499         300,000           750,000                --
                                       1997            --             --                --                 --

Lawrence M. Higby..................    1999       418,386         329,600            40,000             3,295(5)
  President and Chief                  1998       424,113          20,000           300,000                --
  Operating Officer (6)                1997        40,969             --            150,000                --

John C. Maney.......................   1999       358,522         280,000            30,000             1,615(5)
  Executive Vice President             1998        37,347         100,000           225,000                --
  and Chief Financial Officer (7)      1997            --             --                --                 --

Dennis E. Walsh.....................   1999       234,702         182,160            30,000             2,890(5)
  Executive Vice President, Sales      1998       237,971          18,750           100,000             3,940(5)
                                       1997       188,962              --                --             0,720(8)

Robert S. Holcombe.................    1999       292,439         228,800            20,000             3,160(5)
  Senior Vice President,               1998       292,869          19,500            40,000             3,940(5)
  General Counsel and Secretary        1997       263,162           4,410                --             6,571(9)

------------------

(1) Apria has not issued stock appreciation rights or restricted stock awards. The company has made no payments under any "long-term incentive plan" (as that term is defined in the applicable rules) during the fiscal years in question.

(2) These amounts include an automobile allowance which is paid as salary. Salary is paid on the basis of bi-weekly pay periods, with payment for each period being made during the week following its termination. Due to the fact that 1998 contained a payment date for a pay period which ended in 1997, amounts reported as salary paid for 1998 vary slightly from the actual amounts of the 1998 salaries of the executive officers listed above.

(3) The option grants for 1999 were awarded by the company's Board of Directors in October 1999 but did not become effective and were not fixed as to price until January 3, 2000.

(4) Mr. Carter was first employed by the company in May 1998.

(5) Annual contribution by Apria to the company's 401(k) Savings Plan in the name of the individual.

(6) Mr. Higby was first employed by the company in November 1997.

(7) Mr. Maney was first employed by the company in November 1998.

(8) This amount includes a $4,750 contribution to Apria's 401(k) Savings Plan in the name of the individual and a $5,520 cash award for individual achievement called the "Chairman's Circle Award".

(9) This amount includes a $4,750 annual contribution to Apria's 401(k) Savings Plan in the name of the individual and a reimbursement of $1,821 for tax liabilities incurred in connection with the reimbursement of relocation costs.

SUMMARY OF OPTION GRANTS

         The following table provides information with respect to grants of options to Apria's Chief Executive Officer and the four other most highly compensated executive officers of the company, during the 1999 fiscal year. The options granted in 1999 were awarded by the company's Board of Directors in October 1999, but the grants did not become effective and the option price was not fixed until January 3, 2000.

                               OPTION GRANTS TABLE

                                                                                             POTENTIAL REALIZABLE
                             NUMBER OF                                                       VALUE AT ACCRUAL RATE
                             SECURITIES        % OF TOTAL                    EXPIRATION      OF STOCK APPRECIATION
                             UNDERLYING     OPTIONS GRANTED                    DATE OF         FOR OPTION TERM($)
                              OPTIONS       TO EMPLOYEES IN     EXERCISE       OPTIONS       ---------------------
NAME                          GRANTED       FISCAL YEAR (1)     PRICE($)       GRANTED          5%          10%
--------------------------   ----------     ---------------     --------     ----------      -------     ---------
Philip L. Carter              75,000             5.0%            16.9375       1/03/10       798,891     2,024,550
Lawrence M. Higby             40,000(1)          2.6%            16.9375       1/03/10       426,076     1,079,753
John C. Maney                 30,000             2.0%            16.9375       1/03/10       319,557       809,814
Dennis E. Walsh               30,000             2.0%            16.9375       1/03/10       319,557       809,814
Robert S. Holcombe            20,000             1.3%            16.9375       1/03/10       213,038       539,822

--------------------------

(1) This amount or calculation does not include an option for 40,000 shares approved in 1998, which did not become effective until January 4, 1999.

SUMMARY OF OPTIONS EXERCISED

         The following table provides information with respect to the exercise of stock options by Apria's Chief Executive Officer and the four other most highly compensated executive officers of the company during the 1999 fiscal year, together with the fiscal year-end value of unexercised options.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT             IN-THE-MONEY OPTIONS AT
                               SHARES                        FISCAL YEAR-END              FISCAL YEAR-END(1)
                             ACQUIRED ON    VALUE(1)   --------------------------     -------------------------
                              EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                            -------------- ----------- --------------------------     -------------------------
NAME                             (#)          ($)                (#)/(#)                       ($)/($)
--------------------------- -------------- ----------- --------------------------     -------------------------
Philip L. Carter                  --           --           562,500 / 187,500          $5,027,344 / $1,675,781
Lawrence M. Higby                 --           --            90,000 / 360,000            $318,750 / $2,530,000
John C. Maney                     --           --           168,750 /  56,250          $2,235,937 /   $745,312
Dennis E. Walsh                 48,000       366,000         40,800 / 111,200              $1,350 / $1,144,650
Robert S. Holcombe                --           --            21,000 /  54,000             $11,812 /   $465,375

---------------------------

(1) Market value of the securities underlying the options at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options. The market value of a share of Apria's common stock at the close of trading on December 31, 1999 was $17.9375.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee since January 1, 1999 was either an officer or employee of the company.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

         Apria has employment or severance agreements with the following executive officers listed in the Summary Compensation Table.

         Philip L. Carter. Pursuant to an employment agreement dated May 5, 1998, Mr. Carter serves as Apria's Chief Executive Officer. The agreement, as amended, provides that Mr. Carter is to receive an annual salary of $650,000 and is entitled to participate in Apria's annual bonus, incentive, stock and other benefit plans generally available to executive officers of the company. Mr. Carter is entitled to receive performance bonuses of up to 80% of his annual salary. Mr. Carter is also entitled to receive (i) reasonable access to the company's accountants for financial planning, (ii) an annual car allowance, and
(iii) reimbursement of certain other expenses. If the company terminates Mr. Carter's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Carter shall receive a lump sum severance payout equal to three times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount estimated at $5,000. In addition, the company shall be required to provide an office and secretarial support at a cost of not more than $50,000 during the year following termination. Finally, upon any such termination not for cause or with good reason, all stock options held by Mr. Carter shall vest and remain exercisable for a period of three years.

         Lawrence M. Higby. Pursuant to an employment agreement which is scheduled to expire on January 18, 2001, Mr. Higby serves as Apria's President and Chief Operating Officer. The agreement provides that Mr. Higby is to receive an annual salary of not less than $400,000 (his current annual salary is $440,000), subject to annual increases at the discretion of the Compensation Committee, and is entitled to participate in Apria's stock option plans and all other benefit programs generally available to executive officers of the company. Mr. Higby is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, (ii) an automobile allowance and (iii) reimbursement of certain other expenses. He is also provided reasonable access to Apria's accountants for personal financial planning. If the company terminates Mr. Higby's employment without cause, or if Mr. Higby terminates his employment with good reason (including upon a change in control), Mr. Higby is entitled to a lump sum severance payment equal to three times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount estimated at $5,000. In addition, all unvested stock options from the 150,000 share grant issued to Mr. Higby on January 26, 1998, will immediately become exercisable, and all of his vested options will remain exercisable for a period of three years following such termination.

         John C. Maney. Pursuant to an employment agreement which is scheduled to expire on April 30, 2002, Mr. Maney serves as Apria's Executive Vice President and Chief Financial Officer. The agreement provides for an annual salary of not less than $350,000, subject to annual increases at the discretion of the company, except that the increases for 2000, 2001 and 2002 shall not be less than 5% for each year. Mr. Maney's current annual salary is $375,000. Mr. Maney is entitled to participate in Apria's annual bonus, incentive, stock and other benefit programs generally available to the Chief Executive Officer of the company, including an incentive bonus of up to 80% of his annual salary. Mr. Maney is also entitled to (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, (ii) an automobile allowance, and (iii) reimbursement of certain other expenses. If the company terminates Mr. Maney's employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Maney shall receive a lump sum severance payout equal to two times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount estimated at $5,000. In addition, the vested portion of the 225,000 share stock option grant issued to Mr. Maney in 1998 will remain exercisable for a period of three years following such termination.

         Robert S. Holcombe and Dennis E. Walsh. In June 1997, Messrs. Holcombe and Walsh (each referred to as "Executive" below) entered into executive severance agreements with the company. Pursuant to each agreement, each Executive serves in a position and undertakes duties at Apria's discretion. As of December 31, 1999, Mr. Holcombe served as Senior Vice President, General Counsel and Secretary of the company and Mr. Walsh served as Executive Vice President, Sales. Each agreement provides that the Executive's salary shall be at the company's discretion. Currently, Mr. Holcombe's annual salary is $300,000 and Mr. Walsh's annual salary is $240,000. Each Executive is entitled to participate in Apria's stock option plans and all other benefit programs generally available to executive officers of the company at the company's discretion. Each Executive is also entitled to receive (i) such bonuses as the Compensation Committee may, from time to time, in its sole discretion award, and
(ii) reimbursement of certain other expenses at the company's discretion. If the company terminates an Executive's employment without cause, each Executive is entitled to a payment equal to the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount estimated at $5,000. However, if such termination occurs during the two-year period following a change of control of the company, Messrs. Holcombe and Walsh shall each be entitled to a payment equal to twice such sum. Such payments shall be payable in periodic installments over one or two years.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

         As members of the Compensation Committee, it is our duty to administer Apria's overall compensation program for its senior and mid-level management. In addition, the Compensation Committee evaluates the performance and specifically establishes the compensation of the Chief Executive Officer. The Compensation Committee is comprised entirely of independent Directors who are not officers or employees of Apria.

COMPENSATION PHILOSOPHY AND PROGRAM FOR SENIOR MANAGEMENT

         During 1999 Apria's compensation program for executive officers was designed to:

o reward each member of senior management commensurately with the company's overall growth and financial performance;

o attract and retain individuals who are capable of leading the company in achieving its business objectives in an industry characterized by competitiveness, growth and change; and

o   encourage ownership of Apria's stock by executive officers.

         The company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the company. As discussed below, the program consists of, and is intended to strike a balance among, three elements:

o Salaries. Salaries for the Chief Executive Officer and President are based on the Committee's evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by other similar companies to executive officers holding equivalent positions. The salaries for all other executive officers are approved by the Compensation Committee pursuant to recommendations made by the Chief Executive Officer on the basis of similar criteria.

o Executive Bonuses. Executive bonuses were based on an evaluation of company performance against qualitative and quantitative measures.

o Long-term incentive compensation. Long-term incentive awards, which consist of stock options, as well as a two-year bonus program tied to the achievement by the company of certain financial objectives, are designed to insure that incentive compensation is linked to the long-term performance of the company and, in the case of stock options, its common stock. Stock option awards provide an incentive that focuses attention on managing the company from the prospective of an owner, and continue to constitute a key component of Apria's compensation plan for executive officers.

FACTORS AFFECTING THE EVALUATION OF EXECUTIVE PERFORMANCE FOR 1999

         Soon after the commencement of his term as Chief Executive Officer in May 1998, Mr. Carter, with the Board's concurrence, implemented a plan for achieving profitable operating results through the following principal elements:

o Remaining in core businesses with renewed emphasis on home respiratory therapy.

o Divesting or closing, on a selective basis, unprofitable business operations in particular geographic locations.

o   Reducing costs in corporate and field operations.

o   Improving the company's capital structure.

o   Expanding through internal growth and acquisitions.

         As those objectives have been and continue to be achieved and the company has been returned to profitability, management has placed increased emphasis on sales, operations and has continued its overreaching emphasis on compliance issues.

         Members of senior management have been asked to adapt their activities so as to achieve the benefits sought by the foregoing strategies. Accordingly, members of senior management were and continue to be evaluated in light of their contributions toward achievement of the objectives so established by the Chief Executive Officer and the management team. Future compensation for senior management will continue to be based in large part on the company's ability to effectively develop and implement strategies that enable Apria to achieve those objectives.

TOTAL COMPENSATION

         Target total compensation levels of Apria executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is broken down into the three basic components indicated above and discussed in more detail below. During 1999 and the current year, the Committee has been shifting its mix of executive compensation towards an increase in incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the "performance based" component of the company's executive compensation, and the Committee intends to continue this emphasis in 2000.

1999 TOTAL COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         During 1999, Philip L. Carter served as Apria's Chief Executive Officer. The Committee does not usually rely on predetermined formulas or a limited set of criteria when it evaluates the performance of the company's Chief Executive Officer. Instead, the Committee considers:

o   management's overall accomplishments;

o   the accomplishments of the individual executives;

o   the company's financial performance; and

o   other criteria discussed below.

         The Board sought out Mr. Carter to serve as the Company's Chief Executive Officer because of his recognized expertise. In order to induce an individual of Mr. Carter's qualifications and experience to accept the assignment, the Committee has designed a compensation package which provided a competitive salary, with the potential of significant bonus compensation in the event the company performed well under his leadership.

         The Committee believed that the most significant portion of the package consists of options to purchase up to 750,000 shares of Apria's common stock at an exercise price of $9.00 per share granted to Mr. Carter when he was first employed by Apria. One-half of the shares from Mr. Carter's initial grant were immediately vested, and the vesting of the balance has been or will be accelerated because certain target prices for the company's common stock have been met, with the result that three quarters of Mr. Carter's initial options are now fully vested and the balance will vest on November 5, 2000. Mr. Carter was granted options for an additional 75,000 shares during 1999 at a per share exercise price of $16.9375. The additional option grant shares will vest in equal annual increments over a period of three years beginning in 2001. The Committee believes Mr. Carter's compensation package is designed to couple his interests with those of Apria's stockholders.

SALARIES FOR EXECUTIVE OFFICERS

         In setting salaries, the first element of the executive compensation program, the Committee did not use a predetermined formula. Instead, the 1999 salaries of the Chief Executive Officer, the President and the other executive officers were based on:

o   the Committee's evaluation of individual job performance;

o   an assessment of the company's performance; and

o a consideration of salaries paid by similar companies to executive officers holding equivalent positions.

         Philip L. Carter. Mr. Carter's annual salary for 1999 was $600,000. For 2000, it has been set at $650,000. The Committee feels the increase was justified due to the facts that Mr. Carter was not only able to return Apria to profitability six months earlier than expected but also that his activities had resulted in a dramatic increase in the value of the company's common stock.

         Other Executive Officers. The 1999 salaries of the four other most highly compensated executive officers are shown in the "Salary" column of the Summary Compensation Table. In keeping with the company's general reduced emphasis on salary increases as a compensation tool, 1999 annual performance increases for these executive officers in question were limited to no more than 3.5%.

1999 EXECUTIVE OFFICER BONUSES

         Bonuses for all executive officers were awarded under the 1999 Executive Officer Incentive Compensation Plan, a plan adopted to provide members of senior management with significant bonus compensation upon the achievement of certain improved performance levels for the 1999 fiscal year.

         The target levels of performance established for the company in the 1999 Executive Officer Incentive Compensation Plan were exceeded, and the resulting 1999 bonus payments to Mr. Carter and the four other most highly compensated executive officers of the company are listed in the "Bonus" column of the Summary Compensation Table.

LONG TERM INCENTIVE COMPENSATION

         As noted above, the company provides long-term compensation to certain members of senior and mid-level management under various stock incentive plans. Those plans provide the company with the ability to periodically reward key employees, including executive officers, with options to purchase shares of the company's common stock.

         The value of stock options is tied to the future performance of the company's common stock and provides value to the recipient only when the price of the company's common stock increases above the option grant price.

TAX TREATMENT OF STOCK OPTIONS

         The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the executive officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the company with a compensation package which will preserve the deductibility of such payments for the company to the greatest extent possible. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer's vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may affect the deductibility of certain compensation payments. In addition, in order to attract qualified management personnel, it has proven necessary to grant certain long-term incentives that may not be deductible under
Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

STOCK OPTION AWARDS TO EXECUTIVE OFFICERS

         The stock option grants to the company's Chief Executive Officer during 1999 as well as those for the other four most highly compensated executive officers are shown in the "Options Granted" column of the Summary Compensation Table.


Date:  June 16, 2000


THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
David H. Batchelder (Chairman)
Ralph V. Whitworth
Richard H. Koppes

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns (1) for (i) Apria for the period from January 1, 1995 until the date of the merger with Homedco Group, Inc., and from the date of the merger until the end of the 1999 fiscal year, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index
(2).

                                  12/94(3)      12/95       12/96       12/97       12/98        12/99
                                  --------      ------      ------      -------     ------       ------
Apria Healthcare Group Inc.          100        121.51       80.65       57.80       38.44        77.15

S & P 500                            100         65.92       99.78      115.77      131.24       110.82

Peer Group                           100        137.58      169.17      225.61      290.09       351.13

----------------------

(1)  Total returns assumes reinvestment of dividends.

(2) The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare Corporation, Lincare Holdings, Inc., Optioncare, Inc., and American Homepatient, Inc. In years prior to 1998, Rotech Medical Corporation (no longer publicly owned) was included in the Peer Group Index.

(3)  Listed values represent dollars. Assumes $100 invested on December 31,
     1994.


         IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

         THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

               EMPLOYEE BENEFITS AND LONG-TERM COMPENSATION PLANS

INCENTIVE COMPENSATION PLANS

         For 1999 and 2000, the company adopted Incentive Compensation Plans to reward members of senior and mid-level management as well as other key employees whose performance and responsibilities directly affect company profits by explicitly linking awards to the achievement of company performance factors. Different performance factors have been established by the Compensation Committee of the Board for different units within the company. Payment of bonuses for 1999 occurred during the first quarter of 2000 (except that bonuses to executive officer plan participants were paid in December 1999), and bonuses for 2000 are expected to be paid during the first quarter of 2001. In order to be eligible for a bonus, participants must have been actively employed by the company for at least three months of the fiscal year to which the bonus applies and remain employed until the date the bonus is paid. The Board may amend, suspend or terminate the plan at any time.

TWO-YEAR INCENTIVE PLAN FOR EXECUTIVE OFFICERS

         In December 1998, the Board approved a two-year incentive plan for certain members of senior management, which provides, subject to certain adjustments, for a bonus payment in February 2001 equal to each participant's annual salary in the event Apria achieves certain targets with respect to total earnings before interest, taxes, debt service and amortization for 1999 and 2000. Payment of the bonus will be accelerated on a pro rata basis in the event of certain change of control transactions.

401(K) PLAN

         The company maintains a 401(k) Savings Plan (the "company's 401(k) Plan") for the benefit of all employees who have completed at least one year of service with at least 1,000 hours of service during the year. Under the company's 401(k) Plan, employees may contribute up to 16% of their eligible earnings, and the company will match 50% of the first 8% of such contributions up to a limit (currently $9,500) established by applicable tax regulations. As of the end of the 1999 fiscal year, the collective matching contributions for all executive officers as a group who received matching contributions (11 persons) was $32,348.54.

1991 NONQUALIFIED STOCK OPTION PLAN

         The company's 1991 Nonqualified Stock Option Plan (the "1991 Plan") authorized the issuance of 373,334 shares of common stock of the company, upon the exercise of options granted under the 1991 Plan. Persons eligible to receive options under the 1991 Plan are officers and other key employees of the company or any directly or indirectly majority-owned subsidiaries of the company. Options granted under the 1991 Plan do not qualify for treatment as incentive stock options as defined in the United States Internal Revenue Code. The Compensation Committee determines the dates upon which options will be granted and fixes the option price. Unless previously terminated by the Board of Directors, the 1991 Plan will terminate in December 2001. As of May 31, 2000, 423 shares of common stock not subject to outstanding options remained available for issuance under the 1991 Plan.

AMENDED AND RESTATED 1992 STOCK INCENTIVE PLAN

         The company's Amended and Restated 1992 Stock Incentive Plan (the "1992 Plan") authorized the issuance of 3,150,000 shares of common stock, plus, until 1997, 2% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year, upon the exercise of options or in satisfaction of stock appreciation rights, restricted stock awards, and performance share awards. The 1992 Plan also provides for stock value equivalent awards. Persons eligible to receive awards under the 1992 Plan are persons who are employees of, or who provide services to, the company or its subsidiaries. An option granted under the 1992 Plan may be either an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1992 Plan and fixes the option exercise price with respect to the option. Unless previously terminated by the Board of Directors, the 1992 Plan will terminate in July 2003. As of May 31, 2000, 2,839,858 shares of common stock not subject to outstanding options remained available for issuance under the 1992 Plan.

APRIA HEALTHCARE GROUP INC./HOMEDCO GROUP, INC. STOCK INCENTIVE PLAN

         In 1995, the company adopted the Apria Healthcare Group Inc./Homedco Group, Inc. Stock Incentive Plan (the "1995 Plan"). The 1995 Plan consists of three parts: Part I is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1988 Stock Option Plan, Part II is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. Long-Term Senior Management Equity Plan and Part III is the portion of the 1995 Plan which was formerly the Homedco Group, Inc. 1994 Stock Incentive Plan. The purpose of the 1995 Plan was to convert options outstanding under the existing Homedco Group, Inc. plans so that they could be exercised for Apria common stock. The 1995 Plan is administered by the Compensation Committee. However, no new options can be issued thereunder. As of May 31, 2000, 817,252 shares of common stock were subject to outstanding options under the 1995 Plan.

1997 STOCK INCENTIVE PLAN

         In May 1997 the company's stockholders approved the Apria Healthcare Group 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan authorizes the issuance of 2,500,000 shares of common stock plus 1% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year during the term thereof, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1997 Stock Incentive Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1997 Stock Incentive Plan include Directors, employees and others who provide valuable services to the company or its subsidiaries. An option granted under the 1997 Stock Incentive Plan may either be an incentive stock option as defined in the Code, or a non-statutory stock option. Incentive stock options may be granted to employees only. The Compensation Committee administers the 1997 Stock Incentive Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1997 Stock Incentive Plan will terminate on February 28, 2007. As of May 31, 2000, 526,077 shares of common stock not subject to outstanding options were available for issuance under the 1997 Stock Incentive Plan.

1998 NONQUALIFIED STOCK INCENTIVE PLAN

         In December 1998 the Board of Directors approved the Apria Healthcare Group 1998 Nonqualified Stock Incentive Plan (the "1998 Nonqualified Plan"). The 1998 Nonqualified Plan is a "broad based" plan which authorizes the issuance of 1,000,000 shares of common stock plus 1% of the number of shares of common stock of the company outstanding as of the first day of each fiscal year during the term thereof after 1999, upon the exercise of stock options or in satisfaction of stock appreciation rights. The 1998 Nonqualified Plan also provides for the grant of restricted stock awards, performance share awards and other performance based awards. Persons eligible to receive awards under the 1998 Nonqualified Plan include Directors, employees and others who provide valuable services to the company or its subsidiaries. Any option granted under the 1998 Nonqualified Plan will be a non-statutory stock option. The Compensation Committee administers the 1998 Nonqualified Plan and establishes the option exercise price with respect to the options. Unless previously terminated by the Board of Directors, the 1998 Nonqualified Plan will terminate on December 15, 2008. As of May 31, 2000, 490,698 shares of common stock not subject to outstanding options were available for issuance under the 1998 Nonqualified Stock Incentive Plan.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
                          BY CERTAIN COMPANY AFFILIATES

         Section 16(a) of the Exchange Act requires the company's Directors and officers, and persons who own more than 10% of a registered class of the company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.

         Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that, except as provided below, all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1999 fiscal year. The one exception to complete compliance with such filing requirements is that a Form 4 filing for Relational Investors, LLC and its affiliated entities reflecting the acquisition of 4,066,500 shares of the company's common stock on various dates in April 1999 was not filed until May 17, 1999.

          INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

         Deloitte & Touche LLP have been retained as the company's independent auditors for the 2000 fiscal year. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, may make a statement and will be available to answer appropriate questions.

                                  ANNUAL REPORT

         THE COMPANY'S 1999 ANNUAL REPORT CONTAINING AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER 31, 1999 AND 1998 ACCOMPANIES THIS PROXY STATEMENT. UPON WRITTEN REQUEST, APRIA WILL SEND YOU, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS WILL ALSO BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF A FEE OF $.25 PER PAGE PLUS POSTAGE. THE WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT (ATTENTION: MS. MAXINE ROCK), AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                            PROPOSALS OF STOCKHOLDERS

         For stockholder proposals to be considered for inclusion in the proxy materials for Apria's 2000 Annual Meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than March 23, 2001. All other proposals will be deemed untimely unless submitted on or before May 1, 2001.

                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.


                                          By Order of the Board of Directors,


                                          Robert S. Holcombe
                                          Senior Vice President, General Counsel
                                          and Secretary


Costa Mesa, California
June 16, 2000


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                           APRIA HEALTHCARE GROUP INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned appoints Lawrence M. Higby, John C. Maney and Robert S. Holcombe, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the "Company") held of record by the undersigned on May 31, 2000, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Company's Costa Mesa, California Headquarters, 3560 Hyland Avenue (Building No. 3500 - Grand Canyon Room), Costa Mesa, California 92626, beginning at 8:00 A.M., local time on Wednesday, July 19, 2000, and at any adjournment thereof, upon the following matters:


ELECTION OF DIRECTORS

  [ ] FOR the nominees listed below               [ ]  WITHHOLD AUTHORITY
      (except as noted to the contrary below)          to vote for all nominees listed below

  David H. Batchelder, Philip L. Carter, David L. Goldsmith, Richard H. Koppes,
       Philip R. Lochner, Jr., Beverly Benedict Thomas, Ralph V. Whitworth

(Instructions: To withhold authority to vote for any individual nominee, circle that nominee's name above.)

OTHER MATTERS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                          Dated:                          , 2000
                                                 -------------------------

                                          --------------------------------------
                                          Signature or signatures of stockholder

                                          --------------------------------------
                                          (Your signature(s) should conform to
                                          your name(s) as printed hereon.
                                          Co-owners should all sign.)